Exhibit 99.1

BRC Inc. Reports Second Quarter 2026 Financial Results
Financial Highlights

•Net revenue increased 12.8% compared to Q2 2025, driven primarily by growth in Wholesale and Direct-to-Consumer channels.
•Wholesale revenue increased 15.2%, while Direct-to-Consumer ("DTC") revenue increased 13.6%, marking DTC's strongest quarterly growth in over four years.
•Packaged coffee distribution increased 2.6 points to 56.5% All Commodity Volume ("ACV").
•Net loss improved to $0.2 million in Q2 2026, compared to a net loss of $14.5 million in Q2 2025, while Adjusted EBITDA increased to $6.3 million from $2.4 million in the prior year.
•For the full year 2026, the Company continues to expect at least 8% revenue growth and at least 35% Adjusted EBITDA growth, reflecting continued strength in the Company's operating performance.
SALT LAKE CITY, Utah – August 3, 2026 – BRC Inc. (NYSE: BRCC, the "Company" or "Black Rifle"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the second quarter of fiscal year 2026.

“Our second quarter performance reflects continued execution against the priorities we established for 2026 and the strength of our core coffee business,” said BRCC Chief Executive Officer Chris Mondzelewski. “Expanded distribution and increased shelf presence drove strong Wholesale growth as part of our land-and-expand strategy, while Direct-to-Consumer delivered its strongest year-over-year growth rate in more than four years. Our programming around America’s 250th anniversary has been in market since the beginning of the year and ramped up throughout the second quarter. These efforts give us a timely way to reach more consumers, reinforce the values that define BRCC and expand our support for veterans, service members and first responders.”

“The business delivered strong second quarter revenue and Adjusted EBITDA growth while continuing to improve cash conversion,” said BRCC Chief Financial Officer Matt Amigh. “Gross margin stabilized during the first half of 2026, including modest expansion in the second quarter, and we expect greater improvement in the second half of 2026 as lower green coffee costs begin to flow through cost of sales, supported by ongoing portfolio mix and productivity initiatives. We remain highly focused on driving structural improvements across the operating model to support earnings growth and improve working capital efficiency. These initiatives are already increasing cash generation and strengthening the balance sheet, while building a foundation to support sustained progress as the business grows. Based on our first-half results and execution against our full-year plan, we are maintaining our outlook of at least 8% revenue growth and at least 35% Adjusted EBITDA growth.”

Second Quarter 2026 Financial Highlights (in millions, except % data)

	Second Quarter Comparisons
	2026	2025	$ Change	% Change
Net Revenue	$107.0	$94.8	$12.2	12.8%
Gross Profit	$36.5	$32.2	$4.3	13.4%
Gross Margin	34.1%	33.9%

Net Loss	$(0.2)	$(14.5)	$14.3
Adjusted EBITDA	$6.3	$2.4	$3.9	163.5%

Second Quarter 2026 Results
Net revenue for the second quarter of 2026 increased 12.8% to $107.0 million, compared to $94.8 million in the second quarter of 2025. Wholesale revenue increased 15.2% to $70.6 million in the second quarter of 2026, compared to $61.3 million in the second quarter of 2025. Growth in the Wholesale channel was primarily driven by expanded distribution of packaged coffee, which increased unit volumes across food and mass retailers, as well as by higher pricing.
Direct-to-Consumer ("DTC") revenue increased 13.6% to $31.4 million in the second quarter of 2026, compared to $27.6 million in the second quarter of 2025. The increase was primarily driven by growth through third-party digital retail marketplaces, partially offset by lower subscription revenue. Revenue from Black Rifle Coffee shops ("Outposts") decreased 15.0% to $5.0 million in the second quarter of 2026, compared to $5.9 million in the second quarter of 2025. The decline was driven by lower transaction volumes and lower average order value in Company-operated Outposts.
Gross profit increased 13.4% to $36.5 million in the second quarter of 2026, compared to $32.2 million in the second quarter of 2025. Gross margin increased 15 basis points to 34.1% in the second quarter of 2026, from 33.9% in the second quarter of 2025. The improvement was primarily driven by pricing actions, lower shipping and fulfillment costs resulting from productivity gains under our Operational Improvement Plan, and a decrease in the reserve for excess and obsolete inventory. These benefits were partially offset by higher green coffee input costs and tariffs, as well as higher third-party e-commerce marketplace fees, which scale with strong growth in marketplace channel sales.
Marketing expenses increased 7.8% to $10.5 million in the second quarter of 2026, compared to $9.8 million in the second quarter of 2025. As a percentage of revenue, marketing expenses decreased 50 basis points to 9.8% in the second quarter of 2026, compared to 10.3% in the second quarter of 2025. The dollar increase was driven by higher investment in content production, agency support, and partnerships, partially offset by reduced spending on ad placement and in-store marketing. The decline as a percentage of revenue reflects operating leverage, as revenue growth outpaced the increase in marketing spend.
Salaries, wages and benefits expenses decreased 2.0% to $15.5 million in the second quarter of 2026, compared to $15.8 million in the second quarter of 2025. As a percentage of revenue, salaries, wages and benefits expenses decreased 220 basis points to 14.5% in the second quarter of 2026, compared to 16.7% in the second quarter of 2025. The decrease reflects lower fixed personnel costs due to reduced headcount, partially offset by higher incentive-based compensation.
General and administrative ("G&A") expenses decreased 35.2% to $9.3 million in the second quarter of 2026, compared to $14.3 million in the second quarter of 2025. As a percentage of revenue, G&A expenses decreased 640 basis points to 8.7% in the second quarter of 2026, compared to 15.1% in the second quarter of 2025. The decrease was primarily driven by lower legal fees, consulting and professional fees, and depreciation and amortization expense.
Other operating expenses, net decreased 97.7% to $0.1 million in the second quarter of 2026, compared to $4.9 million in the second quarter of 2025. As a percentage of revenue, other operating expenses decreased 510 basis points to 0.1% in the second quarter of 2026, compared to 5.2% in the second quarter of 2025. The decrease was primarily due to the absence of legal contingency charges recorded in the prior-year period.
Net loss for the second quarter of 2026 was $0.2 million, and Adjusted EBITDA was $6.3 million, compared to a net loss of $14.5 million and Adjusted EBITDA of $2.4 million in the second quarter of 2025.

Financial Outlook

The Company affirms the following guidance based on current market conditions and expectations for revenue, gross margin, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure.

The Company’s fiscal 2026 guidance reflects a disciplined and measured approach to forecasting, incorporating current commodity conditions and planned growth investments. Management remains focused on consistent execution to drive steady revenue progression, margin improvement, EBITDA expansion, and strengthened cash generation.

For full-year fiscal 2026, the Company affirms the following guidance (in millions, except % data):

	FY2025	FY2026
	Actual	Guidance
Net Revenue	$398.3	At least 8% growth

Gross Margin	34.6%	34% to 36%

Adj. EBITDA	$21.4	At least 35% growth

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliation, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s second quarter results is scheduled for August 4, 2026, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through August 18, 2026. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13761221.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.
Investor Contacts:

Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow, manage sustainable expansion, and retain key employees; failure to compete effectively with other producers, distributors and retailers of coffee and energy drinks; our limited operating history, which may hinder the successful execution of strategic initiatives and make it difficult to assess future risks and challenges; challenges in managing rapid growth, inventory needs, and relationships with key business partners; inability to raise additional capital necessary for business development; failure to achieve or sustain long-term profitability; inability to effectively manage debt obligations; failure to maximize the value of assets received through bartering transactions; negative publicity affecting our brand, reputation, or that of key employees; failure to uphold our position as a supportive member of the military, Veteran and first-responder communities, or other factors negatively affecting brand perception; inability to establish and maintain strong brand recognition through intellectual property or other means; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes; price changes that are insufficient to offset cost increases; unsuccessful marketing campaigns that incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks associated with reliance on social media platforms, including dependence on third-party platforms for marketing and engagement; variable performance of the direct to consumer revenue channel; inability to effectively manage or scale distribution through Wholesale business partners, particularly key Wholesale partners; failure to manage supply chain operations effectively, including inaccurate forecasting of raw material and co-manufacturing requirements; loss of one or more co-manufacturers or production delays, quality issues, or labor-related disruptions affecting manufacturing output; supply chain disruptions or failures by third-party suppliers and logistics service-providers to deliver coffee, store supplies, RTD beverage ingredients, or merchandise, including disruptions caused by external factors; ongoing risks related to supply chain volatility and reliability, including tariffs, as well as political and climate risks; fluctuations in the market for high-quality coffee beans and other key commodities; unpredictable changes in the cost and availability of labor, raw materials, equipment, transportation, or shipping; failure to successfully improve profitability of existing Outposts, including challenges or delays with the implementation of operational and strategic changes; risks related to long-term, non-cancelable lease obligations and other real estate-related concerns; inability of franchise partners to successfully operate and manage their franchise locations; failure to maintain high-quality customer experiences for retail partners and end users, including production defects or issues caused by co-manufacturers that negatively impact product quality and brand reputation; failure to comply with food safety regulations or maintain product quality standards; difficulties in successfully expanding into new markets; failure to comply with federal, state, and local laws and regulations, or inability to prevail in civil litigation matters; risks related to potential unionization of employees; failure to execute our operational improvement plan to reduce costs and improve efficiency of certain company-wide functions; failure to protect against cybersecurity threats, software vulnerabilities, or hardware security risks; volatility in the trading prices of our Class A Common Stock; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company, and speak only as of the date hereof. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BRC Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue, net	$107,020	$94,837	$216,247	$184,812
Cost of goods sold	70,537	62,664	143,676	120,165
Gross profit	36,483	32,173	72,571	64,647
Operating expenses
Marketing and advertising	10,530	9,770	20,710	21,092
Salaries, wages, and benefits	15,468	15,791	29,577	29,354
General and administrative	9,271	14,311	19,369	26,099
Other operating expense, net	113	4,925	495	6,158
Total operating expenses	35,382	44,797	70,151	82,703
Operating income (loss)	1,101	(12,624)	2,420	(18,056)
Non-operating expenses
Interest expense, net	(1,254)	(1,844)	(2,494)	(4,213)
Total non-operating expenses	(1,254)	(1,844)	(2,494)	(4,213)
Loss before income taxes	(153)	(14,468)	(74)	(22,269)
Income tax expense	33	44	66	88
Net loss	(186)	(14,512)	(140)	(22,357)
Less: Net loss attributable to non-controlling interest	(83)	(9,183)	(22)	(14,141)
Net loss attributable to BRC Inc.	$(103)	$(5,329)	$(118)	$(8,216)

Net loss per share attributable to Class A Common Stock
Basic and diluted	$0.00	$(0.07)	$0.00	$(0.10)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	117,827,656	79,146,003	116,619,198	78,780,708

BRC Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$12,029	$4,330
Accounts receivable, net	32,890	35,057
Inventories, net	45,640	49,703
Prepaid expenses and other current assets	13,437	11,235
Total current assets	103,996	100,325
Property, plant, and equipment, net	39,779	42,855
Operating lease, right-of-use asset	20,171	21,205
Non-current prepaid marketing expenses	41,651	44,432
Identifiable intangibles, net	270	300
Other	125	126
Total assets	$205,992	$209,243
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$36,052	$34,721
Accrued liabilities	29,691	32,455
Deferred revenue and gift card liability	2,902	4,033
Current maturities of long-term debt	2,000	2,400
Current operating lease liability	2,527	2,481
Current maturities of finance lease obligations	4	4
Total current liabilities	73,176	76,094
Non-current liabilities:
Long-term debt, net	29,609	32,313
Finance lease obligations, net of current maturities	13	15
Operating lease liability	23,548	24,822
Other non-current liabilities	6,281	7,982
Total non-current liabilities	59,451	65,132
Total liabilities	132,627	141,226
Stockholders' equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding as of both June 30, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 119,645,947 and 114,860,676 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	12	11
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 130,467,486 and 133,694,869 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	13	13
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of both June 30, 2026 and December 31, 2025	—	—
Additional paid in capital	183,761	180,973
Accumulated deficit	(135,462)	(135,344)
Total BRC Inc.'s stockholders' equity	48,324	45,653
Non-controlling interests	25,041	22,364
Total stockholders' equity	73,365	68,017
Total liabilities and stockholders' equity	$205,992	$209,243

BRC Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net loss	$(140)	$(22,357)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,180	6,536
Equity-based compensation	5,702	5,331
Amortization of debt issuance costs	546	536
Loss on disposal of assets	—	839
Paid-in-kind interest	—	1,155
Other	30	423
Changes in operating assets and liabilities:
Accounts receivable, net	2,137	3,967
Inventories, net	4,023	(6,341)
Prepaid expenses and other assets	1,653	(1,595)
Accounts payable	1,328	(3,590)
Accrued liabilities	(2,764)	10,067
Deferred revenue and gift card liability	(1,131)	(148)
Operating lease liability	(1,228)	(1,285)
Other liabilities	(1,701)	(1,002)
Net cash provided by (used in) operating activities	12,635	(7,464)
Investing activities
Purchases of property, plant, and equipment	(1,093)	(2,147)
Proceeds from sale of property and equipment	23	—
Net cash used in investing activities	(1,070)	(2,147)
Financing activities
Proceeds from ABL Facility	26,500	197,457
Debt issuance costs paid	—	(225)
Repayment of long-term debt	(29,750)	(190,932)
Financing lease obligations	(2)	11
Repayment of promissory note	(400)	(400)
Tax withholdings on vested Restricted Stock Units	(273)	—
Issuance of stock from the Employee Stock Purchase Plan	59	194
Proceeds received for settlement agreement	—	1,000
Net cash provided by (used in) financing activities	(3,866)	7,105

Net increase (decrease) in cash, cash equivalents	7,699	(2,506)
Cash and cash equivalents, beginning of period	4,330	6,810
Cash and cash equivalents, end of period	$12,029	$4,304

Supplemental cash flow disclosures
Recognition of revenue for inventory exchanged for prepaid advertising	$(40)	$406
Increase in insurance receivables as a result of legal settlement	—	2,500
Property and equipment purchased but not yet paid	35	(4)
Cash paid for income taxes	133	334
Cash paid for interest	2,170	1,822

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Wholesale	$70,623	$61,316	$145,325	$118,107
DTC	31,400	27,640	61,120	55,361
Outpost	4,997	5,881	9,802	11,344
Total net sales	$107,020	$94,837	$216,247	$184,812

Key Operational Metrics
	June 30,
	2026	2025
Coffee ACV %(1)	56.5%	53.9%
Ready-to-Drink Coffee ACV %(2)	52.4%	53.4%
Outposts
Company-owned stores	17	17
Franchise stores	21	20
Total Outposts	38	37
(1)Coffee ACV% calculated as the "Packaged Coffee" category within Nielsen. Nielsen Total US xAOC, 4-weeks ending 6/27/26 and 4-weeks ending 6/28/25.
(2)RTD ACV% calculated for the “RTD Coffee” category (Plus Monster-Java) for single-serve RTD coffee within Nielsen. Nielsen Total US xAOC + Conv, 4-weeks ending 6/27/26 and 4-weeks ending 6/28/25.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as EBITDA adjusted for equity-based compensation, write-off of site development costs, non-routine legal expenses and restructuring fees and related costs.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations, such as write-off of site development costs, non-routine legal expense and restructuring fees and related costs. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(186)	$(14,512)	$(140)	$(22,357)
Interest expense	1,254	1,844	2,494	4,213
Tax expense	33	44	66	88
Depreciation and amortization	2,018	3,960	4,180	6,536
EBITDA	$3,119	$(8,664)	$6,600	$(11,520)
Equity-based compensation(1)	2,968	2,741	5,702	5,331
Write-off of site development costs(2)	3	(14)	126	811
Non-routine legal expense(3)	—	6,172	(32)	6,510
Restructuring fees and related costs(4)	193	2,149	1,224	2,149
Adjusted EBITDA	$6,283	$2,384	$13,620	$3,281

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, and consultants.
(2)Represents the write-off of development costs for discontinued retail locations.
(3)Represents legal costs and fees incurred as well as the settlement of non-routine litigation related to the exercise of warrants issued in connection with our business combination, net of insurance recoveries. For more information about our litigation matters see our Annual Report on Form 10-K for fiscal year ended December 31, 2025 and the other filings we make with the SEC.
(4)Represents costs incurred related to restructuring as part of our Operational Improvement Plan. Costs for the three months ended June 30, 2026 include $0.2 million of severance. Costs for the six months ended June 30, 2026 include $0.3 million of severance and $0.9 million related to the relocation of inventory following a change in third-party logistics provider. Costs for both the three and six months ended June 30, 2025 include $2.1 million of severance.